Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of RF Industries, Ltd. on Form S-8 of our report dated December 9, 2003, on the financial statements of RF Industries, Ltd. as of October 31, 2003, and for the years ended October 31, 2003 and 2002, which report is included in the Company's Annual Report on Form 10-KSB.





J. H. COHN LLP

San Diego, California
April 26, 2004